Exhibit 99.1

First National Corporation Reports FIRST Quarter 2026 EARNINGS

STRASBURG, Va., April 30, 2026 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), the bank holding company of First Bank (the “Bank”), reported consolidated net income of $4.9 million and basic and diluted earnings per common share of $0.54 for the first quarter ended March 31, 2026.

“After a slow start to the first quarter, loan production picked up in March and lifted loan balances for the quarter. Deposit flows were also strong in the quarter with an eight percent annualized growth rate. We were excited to see our recently hired bankers teaming up with our legacy bankers to produce solid success on both sides of the balance sheet. With fewer days, the first quarter is typically the most challenging of the year for profitability, yet we were pleased to exceed our budgeted metrics for earnings, deposits, loans, and asset quality.  We expect that the loan production late in the quarter will reap benefits going forward and we will begin the year with good momentum.” said Scott C. Harvard, President and Chief Executive Officer of First National.

FINANCIAL HIGHLIGHTS FOR FIRST QUARTER 2026

●	Diluted earnings per share of $0.54 per share, compared to $0.18 one year prior, and $0.61 in the previous quarter
●	Adjusted diluted earnings per share(1) of $0.54 per share, compared to $0.35 one year prior adjusted for merger expenses
●	Return on average assets of 0.98% compared to 0.32% one year prior, and 1.06% in the previous quarter
●	Return on average equity of 10.51% compared to 3.85% one year prior, and 11.86% in the previous quarter
●	Tax equivalent(1) net interest margin of 3.99%, up from 3.77% one year prior, and 3.95% in the previous quarter
●	Asset quality improved with non-performing assets declining to 0.21% of total assets
●	Net loan growth of $14.7 million for the quarter, a 4.0% annualized growth rate
●	Deposit growth of $37.7 million, an 8.4% annualized growth rate, in lower cost demand deposits and interest-bearing checking, money market, and savings accounts. Time deposits declined slightly during the quarter
●	Noninterest bearing deposits of $524.3 million, or 29% of deposits, contributed to our low funding cost

NET INTEREST INCOME

For the first quarter of 2026, the Company’s net interest margin fully tax equivalent ("FTE")(1) was 3.99%, compared to 3.95% for the fourth quarter of 2025 and 3.77% in the first quarter of 2025. The Company’s net interest margin (FTE)(1) for the first quarter of 2026 includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $211 thousand, a 4-basis point incremental increase to the net interest margin for the first quarter ended March 31, 2026. Prior period acquisition accounting resulted in net accretion income of $201 thousand, or a 5-basis point incremental increase to the net interest margin for the quarter ended December 31, 2025, and net amortization expense of $36 thousand, or a one basis point incremental decrease to the net interest margin for the first quarter ended March 31, 2025.

Earning asset yields for the first quarter of 2026 decreased 4-basis points to 5.20% compared to the fourth quarter of 2025. For the first quarter of 2026, net interest income was $18.8 million, a decrease of $276 thousand from $19.0 million in the fourth quarter of 2025 due to a decrease in average interest-earning assets.  Loan growth occurred late in the first quarter of 2026 and was negative in the first two months of the quarter, limiting interest income growth for the quarter.

The quarterly impact of acquisition accretion and amortization is reflected in the following table (dollars in thousands):

For the quarter ended:	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Loans	$294	$283	$(194)
Deposits	(10)	(10)	443
Borrowings	(73)	(72)	(285)
	$211	$201	$(36)

ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The Company recorded a $450 thousand provision for credit losses in the first quarter of 2026, compared to $951 thousand for the fourth quarter of 2025. The first quarter provision was comprised of a $521 thousand provision for credit losses on loans, a $56 thousand reduction in provision for credit losses on unfunded commitments, and a $15 thousand reduction in the credit losses on securities.  Net charge-offs totaled $542 thousand in the first quarter of 2026, compared to net charge-offs of $651 thousand in the fourth quarter of 2025 and net charge-offs of $2.4 million in the first quarter of 2025.

The allowance for credit losses on loans totaled $14.7 million, or 1.00% of total loans on March 31, 2026, compared to $14.7 million, or 1.02% of total loans on December 31, 2025, and $14.7 million, or 1.02% of total loans on March 31, 2025. The decrease in allowance for credit losses to total loans from the prior period is primarily driven by lower individually analyzed loans balances following charge-offs recorded during the quarter. The allowance for credit losses to non-performing assets coverage increased to 331% on March 31, 2026, compared to 316% on December 31, 2025, and 303% on March 31, 2025.

NONINTEREST INCOME AND EXPENSE

Noninterest income decreased $1.2 million to $3.8 million for the first quarter of 2026 from $5.0 million in the prior quarter. This decrease was primarily due to a one-time recovery, recognized in the prior period, of $895 thousand related to an acquired loan that was charged off prior to the acquisition of Touchstone Bank. The decrease in noninterest income includes additional decreases in income from bank owned life insurance, decreases in ATM and check card income, and decreases in brokered mortgage fees compared to the prior quarter.

Adjusted operating noninterest income(1), which excludes the loan recovery ($895 thousand in the fourth quarter of 2025), decreased $299 thousand to $3.8 million for the first quarter of 2026 from $4.1 million in the prior quarter, due to nominal decreases in income from bank owned life insurance, in ATM and check card income, and in brokered mortgage fees.

Noninterest expense decreased $143 thousand to $16.0 million for the first quarter of 2026 from $16.1 million in the prior quarter. Decreases in other operating expenses, merger expenses, data processing expense, and equipment expense were partially offset by the increase in salaries and employee benefits. Merger expenses in the prior quarter were incurred due to the one-time early lease termination of $127 thousand for the now closed Raleigh loan production office acquired in the Touchstone Bank merger.

Adjusted operating noninterest expense(1), which excludes the Raleigh LPO lease termination in the fourth quarter of 2025 and amortization of intangible assets ($434 thousand in the first quarter of 2026 and $442 thousand in the fourth quarter of 2025), decreased $8 thousand to $15.5 million for the first quarter of 2026 from $15.6 million in the prior quarter, due to decreases in equipment expense, data processing expense, and other operating expense that were offset by increases in salaries and employee benefits.

INCOME TAXES

Income tax expense was $1.2 million for the first quarter of 2026, compared to $1.4 million for the fourth quarter of 2025.  The effective tax rate of 19.5% for the first quarter of 2026 decreased from 20.2% in the fourth quarter of 2025.  This decreased effective tax rate in the first quarter was driven by the impact of nondeductible merger expenses in the prior quarter.

BALANCE SHEET

On March 31, 2026, total assets were $2.076 billion, an increase of $37.8 million or 1.9% (7.5% annualized) from December 31, 2025, and an increase of $42.5 million or 2.1% (8.5% annualized) from March 31, 2025. Total assets increased from the prior quarter due to loan growth and increased cash and cash equivalents, and the increase from the prior year was driven by loan growth and additional investment in securities available for sale.

On March 31, 2026, loans held for investment ("LHFI") net of allowance totaled $1.450 billion, an increase of $14.7 million or 4.0% annualized from $1.435 billion on December 31, 2025, and an increase of $13.8 million or 4.0% annualized from March 31, 2025. Loans grew in the first quarter of 2026 due to higher new loan production.

On March 31, 2026, total investments were $324.6 million, a decrease of $1.5 million or 0.5% from December 31, 2025, and an increase of $50.9 million or 18.6% from March 31, 2025. Available for sale ("AFS") securities totaled $217.7 million on March 31, 2026, and $217.5 million on December 31, 2025, and $161.0 million on March 31, 2025. The increase compared to the prior year was driven by security purchases exceeding portfolio cashflows and utilization of excess cash from the Touchstone Bank acquisition. Total net unrealized losses on the AFS securities portfolio were $16.2 million on March 31, 2026, compared to $14.8 million on December 31, 2025, and $20.1 million on March 31, 2025. Held to maturity securities are carried at amortized cost and totaled $101.3 million on March 31, 2026, $102.9 million on December 31, 2025, and $108.3 million on March 31, 2025.

On March 31, 2026, total deposits were $1.837 billion, an increase of $37.7 million or 2.1% from the prior quarter, and an increase of $12.3 million or 0.7% from March 31, 2025. Overall, the deposit balances were relatively stable in comparison with the prior quarter and the prior year with increases primarily in savings and interest-bearing demand deposits. There were $25.0 million in other borrowings with the Federal Home Loan Bank on March 31, 2026, and December 31, 2025, compared to no other borrowings on March 31, 2025.

LIQUIDITY

Liquidity sources available to the Bank, including interest-bearing deposits in banks, unpledged securities available for sale, at fair value, and available lines of credit totaled $764.2 million on March 31, 2026, $743.0 million on December 31, 2025, and $800.2 million on March 31, 2025.

The Bank maintains liquidity to fund loan growth and to meet potential demand from deposit customers, including potential volatile deposits. The estimated amount of uninsured customer deposits totaled $558.9 million on March 31, 2026, $538.2 million on December 31, 2025, and $549.3 million on March 31, 2025. Excluding municipal deposits that have collateral pledged, the estimated amount of uninsured customer deposits totaled $461.3 million on March 31, 2026, $448.8 million on December 31, 2025, and $458.7 million on March 31, 2025.

ASSET QUALITY

Overall non-performing assets ("NPAs") improved over the prior period and prior year as previously reserved loans were charged off in the first quarter of 2026. Management classifies NPAs as non-accrual loans and other real estate owned ("OREO"). The Bank had no OREO on March 31, 2026, December 31, 2025, or March 31, 2025. NPAs as a percentage of total loans declined to 0.30% on March 31, 2026, down from 0.32% on December 31, 2025, and down from 0.34% on March 31, 2025. NPAs decreased by $209 thousand to $4.4 million on March 31, 2026, compared to $4.7 million on December 31, 2025, and $4.9 million on March 31, 2025.

There were no loans past due over 90 days or more and still accruing interest on March 31, 2026, December 31, 2025, or March 31, 2025. Loans past-due 30-89 days and still accruing interest increased to $5.0 million, or 0.34% of total loans on March 31, 2026, compared to $3.8 million, or 0.26% of total loans on December 31, 2025, and $5.0 million, or 0.35%, of total loans on March 31, 2025.  The health care provider portfolio balance continues to decline with $9.1 million in loan balances and $3.7 million in unamortized premiums. The portfolio has loans totaling $1.8 million currently on non-accrual that are specifically reserved for $1.2 million.

CAPITAL

During the first quarter of 2026, the Company declared and paid cash dividends of $0.17 per common share, compared to $0.17 in the fourth quarter of 2025 and $0.155 in the first quarter of 2025. Tangible book value per share(1) grew to $19.11 at March 31, 2026, from $18.83 per share at December 31, 2025, and $16.81 at March 31, 2025.

The following table provides capital ratios and values for the periods ended:

First National Corporation (2)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Total risk-based capital ratio	14.64%	14.53%	14.58%
Tier 1 risk-based capital ratio	13.06%	12.93%	12.07%
Common equity Tier 1 capital ratio	12.44%	12.30%	11.44%
Leverage ratio	9.65%	9.29%	8.78%
Tangible common equity to tangible assets (1)	8.39%	8.41%	7.50%
Tangible book value per share (1)	$19.11	$18.83	$16.81

First Bank	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Total risk-based capital ratio (3)	13.75%	13.64%	12.44%
Tier 1 risk-based capital ratio (3)	12.73%	12.59%	11.39%
Common equity Tier 1 capital ratio (3)	12.73%	12.59%	11.39%
Leverage ratio (3)	9.38%	9.13%	8.28%
Tangible common equity to tangible assets (1)	8.49%	8.51%	7.35%

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its bankers, consumer and business mobile banking platforms, a network of ATMs located throughout its market area, a loan production office, a customer service center in a retirement community, and thirty-three banking office locations located throughout the Shenandoah Valley, the Roanoke Valley, the Richmond MSA, the south-central regions of Virginia, and in northern North Carolina. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which owns an interest in an entity that provides title insurance services.

NON-GAAP FINANCIAL MEASURES

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include adjusted operating net income, adjusted operating non-interest expense, adjusted operating non-interest income, adjusted basic and diluted earnings per share, adjusted return on average assets, adjusted return on average equity, pre-provision pre-tax earnings, adjusted pre-provision pre-tax earnings, fully taxable equivalent interest income, the net interest margin, the efficiency ratio, tangible book value per share, and tangible common equity to tangible assets.

The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” "will," "continue," and “projects,” as well as similar expression. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. For details on factors that could affect expectations, future events, or results, see the risk factors and other cautionary language included in First National’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission (the “SEC”).

CONTACTS

Scott C. Harvard	Brad E. Schwartz
President and CEO	Executive Vice President and CFO
(540) 545-7695	(540) 465-6130
sharvard@fbvirginia.com	bschwartz@fbvirginia.com

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Income Statement
Interest and dividend income
Interest and fees on loans	$21,017	$21,513	$21,430	$21,594	$20,639
Interest on deposits in banks	1,170	1,618	1,733	1,891	1,671
Interest on federal funds sold	—	1	1	—	39
Taxable interest on securities	1,786	1,734	1,562	1,313	1,314
Tax-exempt interest on securities	292	292	296	298	300
Dividends	64	66	65	69	59
Total interest and dividend income	$24,329	$25,224	$25,087	$25,165	$24,022
Interest expense
Interest on deposits	$5,414	$5,929	$6,246	$6,080	$6,038
Interest on subordinated debt	168	273	479	468	467
Interest on junior subordinated debt	66	67	67	66	66
Interest on other borrowings	5	3	—	3	—
Total interest expense	$5,653	$6,272	$6,792	$6,617	$6,571
Net interest income	$18,676	$18,952	$18,295	$18,548	$17,451
Provision for credit losses	450	951	193	911	832
Net interest income after provision for credit losses	$18,226	$18,001	$18,102	$17,637	$16,619
Noninterest income
Service charges on deposit accounts	$924	$937	$985	$1,020	$1,013
ATM and check card fees	1,047	1,124	1,336	1,128	996
Wealth management fees	911	936	910	867	898
Fees for other customer services	287	292	407	230	258
Brokered mortgage fees	115	190	166	183	110
Income from bank owned life insurance	259	383	284	231	246
Net gains on securities available for sale	8	—	—	—	—
Net gains on sale of loans held for sale	1	3	5	—	—
Bargain purchase gain	—	—	304	—	—
Net gain on subordinated debt payoff	—	—	—	80	—
Other operating income	272	1,153	103	150	90
Total noninterest income	$3,824	$5,018	$4,500	$3,889	$3,611
Noninterest expense
Salaries and employee benefits	$8,982	$8,454	$8,487	$8,033	$8,689
Occupancy	972	996	1,025	944	1,069
Equipment	1,093	1,167	1,056	1,057	1,025
Marketing	341	350	324	286	220
Supplies	146	207	158	198	217
Legal and professional fees	688	667	660	594	522
ATM and check card expense	571	570	569	537	439
FDIC assessment	227	258	305	315	414
Bank franchise tax	380	349	350	348	317
Data processing expense	394	501	495	504	762
Core deposit intangible amortization expense	434	442	442	441	442
Other real estate owned expense (income), net	—	—	—	—	(8)
Net (gain) loss on disposal of premises and equipment	—	—	(7)	7	—
Merger expense	—	127	—	92	1,940
Other operating expense	1,754	2,037	1,918	1,835	2,287
Total noninterest expense	$15,982	$16,125	$15,782	$15,191	$18,335
Income before income taxes	$6,068	$6,894	$6,820	$6,335	$1,895
Income tax expense	1,181	1,390	1,270	1,284	297
Net income	$4,887	$5,504	$5,550	$5,051	$1,598

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Common Share and Per Common Share Data
Earnings per common share, basic	$0.54	$0.61	$0.62	$0.56	$0.18
Adjusted earnings per common share, basic (1)	$0.54	$0.62	$0.58	$0.57	$0.35
Weighted average shares, basic	9,031,591	9,011,378	8,999,153	8,987,179	8,979,527
Earnings per common share, diluted	$0.54	$0.61	$0.62	$0.56	$0.18
Adjusted earnings per common share, diluted (1)	$0.54	$0.62	$0.58	$0.57	$0.35
Weighted average shares, diluted	9,047,416	9,030,437	9,023,185	9,001,972	9,005,923
Shares outstanding at period end	9,040,967	9,025,395	9,009,209	8,989,138	8,986,696
Tangible book value per share at period end (1)	$19.11	$18.83	$18.26	$17.40	$16.81
Market price per share at period end	$26.92	$25.24	$22.68	$19.47	$22.45
Cash dividends declared	$0.170	$0.170	$0.155	$0.155	$0.155

Key Performance Ratios
Return on average assets (4)	0.98%	1.06%	1.09%	1.00%	0.32%
Adjusted return on average assets (1)(4)	0.98%	1.08%	1.03%	1.02%	0.63%
Return on average equity (4)	10.51%	11.86%	12.43%	11.85%	3.85%
Adjusted return on average equity (1)(4)	10.51%	12.08%	11.75%	12.05%	7.61%
Net interest margin (4)	3.98%	3.93%	3.83%	3.93%	3.75%
Net interest margin fully tax equivalent (1)(4)	3.99%	3.95%	3.84%	3.95%	3.77%
Efficiency ratio (1)	68.86%	67.16%	67.97%	65.27%	75.44%

Average Balances
Average assets	$2,026,947	$2,061,973	$2,022,958	$2,019,344	$2,016,958
Average earning assets	1,905,400	1,914,802	1,897,328	1,893,133	1,888,427
Average noninterest deposits to total average deposits	27.96%	29.28%	29.13%	29.88%	29.01%
Average shareholders’ equity	$188,585	$184,167	177,130	$170,920	168,245

Asset Quality
Allowance for credit losses on loans to nonperforming assets	330.66%	316.27%	253.37%	223.45%	302.94%
Allowance for credit losses on loans to period end loans	1.00%	1.02%	1.01%	1.05%	1.02%
Nonperforming assets to period end loans	0.30%	0.32%	0.40%	0.47%	0.34%
Nonperforming assets to total assets	0.21%	0.23%	0.28%	0.33%	0.24%
Loan charge-offs	$709	$753	$1,027	$535	$2,490
Loan recoveries	167	102	88	87	89
Net charge-offs	542	651	939	448	2,401
Non-accrual loans	4,445	4,654	5,702	6,796	4,864
Other real estate owned, net	—	—	—	—	—
Nonperforming assets	4,445	4,654	5,702	6,796	4,864
Loans 30 to 89 days past due, accruing	5,025	3,830	3,580	3,190	5,021
Loans over 90 days past due, accruing	—	—	388	—	—

Capital Ratios (5)
Total capital	$205,509	$201,622	$194,910	$189,115	$182,563
Tier 1 capital	190,173	186,193	179,781	173,240	167,150
Common equity Tier 1 capital	190,173	186,193	179,781	173,240	167,150
Total capital to risk-weighted assets (3)	13.75%	13.64%	13.40%	12.89%	12.44%
Tier 1 capital to risk-weighted assets (3)	12.73%	12.59%	12.36%	11.81%	11.39%
Common equity Tier 1 capital / risk-weighted assets (3)	12.73%	12.59%	12.36%	11.81%	11.39%
Leverage ratio (3)	9.38%	9.13%	8.88%	8.56%	8.28%

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Period Ended
	Mar 31, 2026	Dec 31, 2025	Sept 30, 2025	Jun 30, 2025	Mar 31, 2025
Balance Sheet
Cash and due from banks	$22,624	$20,836	$23,716	$34,435	$27,432
Interest-bearing deposits in banks	165,185	140,074	165,601	159,880	178,600
Cash and cash equivalents	$187,809	$160,910	$189,317	$194,315	$206,032
Securities available for sale, at fair value	217,655	217,538	196,476	187,579	160,976
Securities held to maturity, at amortized cost (net of allowance for credit losses)	101,261	102,872	104,608	106,430	108,292
Restricted securities, at cost	5,642	5,624	4,436	5,624	4,436
Loans, net of allowance for credit losses	1,449,708	1,435,026	1,418,750	1,428,251	1,435,895
Premises and equipment, net	34,327	34,561	34,107	34,530	34,609
Accrued interest receivable	6,656	6,467	6,238	6,143	6,126
Bank owned life insurance	38,837	38,577	38,652	38,367	38,136
Goodwill	3,030	3,030	3,030	3,030	3,030
Core deposit intangibles, net	12,785	13,219	13,661	14,102	14,544
Other assets	18,113	20,154	21,479	23,070	21,270
Total assets	$2,075,823	$2,037,978	$2,030,754	$2,041,441	$2,033,346

Noninterest-bearing demand deposits	$524,323	$509,874	$511,482	$541,204	$540,387
Savings and interest-bearing demand deposits	953,399	926,579	931,241	900,658	922,197
Time deposits	359,570	363,095	366,860	361,304	362,392
Total deposits	$1,837,292	$1,799,548	$1,809,583	$1,803,166	$1,824,976
Other borrowings	25,000	25,000	—	25,000	—
Subordinated debt, net	8,385	8,312	21,241	21,148	21,461
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	7,305	9,643	9,442	9,316	8,955
Total liabilities	$1,887,261	$1,851,782	$1,849,545	$1,867,909	$1,864,671

Common stock	11,301	11,282	11,262	11,236	11,233
Surplus	78,400	78,216	78,187	77,578	77,354
Retained earnings	112,288	108,937	104,964	100,810	97,152
Accumulated other comprehensive (loss), net	(13,427)	(12,239)	(13,204)	(16,092)	(17,064)
Total shareholders’ equity	$188,562	$186,196	$181,209	$173,532	$168,675
Total liabilities and shareholders’ equity	$2,075,823	$2,037,978	$2,030,754	$2,041,441	$2,033,346

Loan Portfolio
Real estate loans:
Construction and land development	$97,487	$88,424	$78,470	$78,169	$81,596
Secured by farmland	11,554	11,879	12,812	12,514	12,314
Secured by 1-4 family residential	520,821	527,282	533,458	544,577	550,183
Other real estate loans	701,013	685,099	671,723	667,550	653,367
Commercial and industrial loans (except those secured by real estate)	114,517	117,256	117,047	119,910	131,539
Consumer installment loans	8,060	8,419	8,358	8,113	8,034
Deposit overdrafts	547	543	535	454	486
All other loans	10,407	10,843	10,794	12,150	13,111
Total loans	$1,464,406	$1,449,745	$1,433,197	$1,443,437	$1,450,630
Allowance for credit losses	(14,698)	(14,719)	(14,447)	(15,186)	(14,735)
Loans, net	$1,449,708	$1,435,026	$1,418,750	$1,428,251	$1,435,895

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)
(unaudited)	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)
Assets
Securities:
Taxable	$259,592	$1,786	2.79%	$261,463	$1,735	2.63%	$219,815	$1,314	2.42%
Tax-exempt (1)	61,705	369	2.43%	52,441	370	2.80%	51,935	380	2.97%
Restricted	4,465	64	5.85%	4,449	66	5.88%	4,171	60	5.78%
Total securities	$325,762	$2,219	2.76%	$318,353	$2,171	2.70%	$275,921	$1,754	2.58%
Loans:
Taxable	$1,446,201	$20,974	5.88%	$1,431,171	$21,468	5.95%	$1,454,653	$20,575	5.74%
Tax-exempt (1)	3,479	54	6.30%	3,565	57	6.32%	4,798	79	6.62%
Total loans	$1,449,680	$21,028	5.88%	$1,434,736	$21,525	5.95%	$1,459,451	$20,654	5.74%
Federal funds sold	38	—	—	33	—	—	3,527	39	4.53%
Interest-bearing deposits with other institutions	129,920	1,170	3.65%	161,680	1,618	3.97%	149,529	1,671	4.55%
Total earning assets	$1,905,400	$24,417	5.20%	$1,914,802	$25,314	5.24%	$1,888,428	$24,118	5.18%
Less: allowance for credit losses on loans	(15,039)			(14,883)			(16,620)
Total non-earning assets	136,586			162,054			145,150
Total assets	$2,026,947			$2,061,973			$2,016,958
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$403,086	$1,078	1.09%	$401,385	$1,185	1.17%	$369,023	$1,232	1.35%
Regular savings	211,058	177	0.34%	207,169	183	0.35%	212,594	175	0.33%
Money market accounts	330,735	1,492	1.83%	331,288	1,656	1.98%	339,306	1,962	2.34%
Time deposits	360,515	2,667	3.00%	365,961	2,905	3.15%	363,301	2,669	2.98%
Total interest-bearing deposits	$1,305,394	$5,414	1.68%	$1,305,803	$5,929	1.80%	$1,284,224	$6,038	1.91%
Federal funds purchased	20	—	—	1	—	—	1	—	—
Subordinated debt	8,384	168	8.11%	12,167	274	8.94%	21,247	467	8.91%
Junior subordinated debt	9,279	66	2.91%	9,279	67	2.87%	9,279	66	2.88%
Other borrowings	556	5	3.93%	272	3	3.93%	—	—	—
Total interest-bearing liabilities	$1,323,633	$5,653	1.73%	$1,327,522	$6,273	1.87%	$1,314,751	$6,571	2.03%
Non-interest bearing liabilities
Demand deposits	506,573			540,640			524,908
Other liabilities	8,156			9,644			9,054
Total liabilities	$1,838,362			$1,877,806			$1,848,713
Shareholders’ equity	188,585			184,167			168,245
Total liabilities and Shareholders’ equity	$2,026,947			$2,061,973			$2,016,958
Net interest income (1)		$18,764			$19,041			$17,547
Interest rate spread (1)			3.46%			3.37%			3.15%
Cost of funds			1.25%			1.33%			1.45%
Interest expense as a percent of average earning assets			1.20%			1.30%			1.41%
Net interest margin FTE (1)			3.99%			3.95%			3.77%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sept 30, 2025	Jun 30, 2025	Mar 31, 2025
Operating Net Income
Net income (GAAP)	$4,887	$5,504	$5,550	$5,051	$1,598
Add: Merger-related expenses	—	127	—	92	1,940
Subtract: Bargain purchase gain	—	—	(304)	—	—
Subtract: Tax effect of adjustment (5)	—	(27)	64	(10)	(381)
Adjusted operating net income (non-GAAP)	$4,887	$5,604	$5,310	$5,133	$3,157

Adjusted Earnings Per Share, Basic
Weighted average shares, basic	9,031,591	9,011,378	8,999,153	8,987,179	8,979,527
Basic earnings per share (GAAP)	$0.54	$0.61	$0.62	$0.56	$0.18
Adjusted earnings per share, basic (non-GAAP)	$0.54	$0.62	$0.58	$0.57	$0.35

Adjusted Earnings Per Share, Diluted
Weighted average shares, diluted	9,047,416	9,030,437	9,023,185	9,001,972	9,005,923
Diluted earnings per share (GAAP)	$0.54	$0.61	$0.62	$0.56	$0.18
Adjusted diluted earnings per share (non-GAAP)	$0.54	$0.62	$0.58	$0.57	$0.35

Adjusted Pre-Provision, Pre-Tax Earnings
Net interest income	$18,676	$18,952	$18,295	$18,548	$17,451
Total noninterest income	3,824	5,018	4,500	3,889	3,611
Net revenue	$22,500	$23,970	$22,795	$22,437	$21,062
Total noninterest expense	15,982	16,125	15,782	15,191	18,335
Pre-provision, pre-tax earnings	$6,518	$7,845	$7,013	$7,246	$2,727
Add: Merger expenses	—	127	—	92	1,940
Subtract: One time recovery gain	—	(895)	—	—	—
Subtract: Bargain purchase gain	—	—	(304)	—	—
Adjusted pre-provision, pre-tax earnings	$6,518	$7,077	$6,709	$7,338	$4,667

Adjusted Performance Ratios
Average assets	$2,026,947	$2,061,973	$2,022,958	$2,019,344	$2,016,958
Return on average assets (GAAP)	0.98%	1.06%	1.09%	1.00%	0.32%
Adjusted return on average assets (non-GAAP)	0.98%	1.08%	1.03%	1.02%	0.63%

Average shareholders’ equity	$188,585	$184,167	$177,130	$170,920	$168,245
Return on average equity (GAAP)	10.51%	11.86%	12.43%	11.85%	3.85%
Adjusted return on average equity (non-GAAP)	10.51%	12.08%	11.75%	12.05%	7.61%

Net Interest Margin
Net interest income	$18,676	$18,952	$18,295	$18,548	$17,451
Tax-equivalent net interest income (non-GAAP)	18,764	19,041	18,385	18,639	17,547
Average earning assets	1,905,400	1,914,802	1,897,328	1,893,133	1,888,427
Net interest margin	3.98%	3.93%	3.83%	3.93%	3.75%
Net interest margin fully tax equivalent (non-GAAP)	3.99%	3.95%	3.84%	3.95%	3.77%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands)

(unaudited)	For the Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sept 30, 2025	Jun 30, 2025	Mar 31, 2025
Adjusted Operating Noninterest Income
Total noninterest income (GAAP)	$3,824	$5,018	$4,500	$3,889	$3,611
Subtract: bargain purchase gain	—	—	(304)	—	—
Subtract: loan recovery	—	(895)	—	—	—
Adjusted operating noninterest income (non-GAAP)	$3,824	$4,123	$4,196	$3,889	$3,611

Adjusted Operating Noninterest Expense
Total noninterest expense (GAAP)	$15,982	$16,125	$15,782	$15,191	$18,335
Subtract: merger expenses	—	(127)	—	(92)	(1,940)
Subtract: amortization expense	(434)	(442)	(442)	(441)	(442)
Adjusted operating noninterest expense (non-GAAP)	$15,548	$15,556	$15,340	$14,658	$15,953

Efficiency Ratio
Total noninterest expense (GAAP)	$15,982	$16,125	$15,782	$15,191	$18,335
Add: other real estate owned (expense) income, net	—	—	—	—	8
Subtract: amortization of intangibles	(434)	(442)	(442)	(441)	(442)
Add/Subtract: gain (loss) on disposal of premises and equipment, net	—	—	9	(7)	1
Subtract: merger expenses	—	(127)	—	(92)	(1,940)
Adjusted operating non-interest expense (non-GAAP)	$15,548	$15,556	$15,349	$14,651	$15,962
Tax-equivalent net interest income (non-GAAP)	$18,764	$19,041	$18,385	$18,639	$17,547
Total noninterest income (GAAP)	3,824	5,018	4,500	3,889	3,611
Subtract: net gain on subordinated debt payoff	—	—	—	(80)	—
Subtract: bargain purchase gain	—	—	(304)	—	—
Subtract: securities (gains), net	(8)	—	—	—	—
Subtract: one time recovery gain	—	(895)	—	—	—
Adjusted income for efficiency ratio (non-GAAP)	$22,580	$23,164	$22,581	$22,448	$21,158

Efficiency ratio (non-GAAP)	68.86%	67.16%	67.97%	65.27%	75.44%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$21,017	$21,513	$21,430	$21,594	$20,639
Interest income – investments and other	3,312	3,711	3,657	3,571	3,383
Interest expense – deposits	(5,414)	(5,929)	(6,246)	(6,080)	(6,038)
Interest expense – subordinated debt	(168)	(273)	(479)	(468)	(467)
Interest expense – junior subordinated debt	(66)	(67)	(67)	(66)	(66)
Interest expense – other borrowings	(5)	(3)	—	(3)	—
Net interest income	$18,676	$18,952	$18,295	$18,548	$17,451
Non-GAAP measures:
Add: Tax benefit realized on non-taxable interest income – loans (6)	$11	$12	$11	$12	$16
Add: Tax benefit realized on non-taxable interest income – municipal securities (6)	77	77	79	79	80
Tax benefit realized on non-taxable interest income	$88	$89	$90	$91	$96
Tax-equivalent net interest income (non-GAAP)	$18,764	$19,041	$18,385	$18,639	$17,547

Tangible Common Equity and Tangible Assets
Total assets (GAAP)	$2,075,823	$2,037,978	$2,030,754	$2,041,441	$2,033,346
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(12,785)	(13,219)	(13,661)	(14,102)	(14,544)
Tangible assets (Non-GAAP)	$2,060,008	$2,021,729	$2,014,063	$2,024,309	$2,015,772

Total shareholders’ equity (GAAP)	$188,562	$186,196	$181,209	$173,532	$168,675
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(12,785)	(13,219)	(13,661)	(14,102)	(14,544)
Tangible common equity (Non-GAAP)	$172,747	$169,947	$164,518	$156,400	$151,101

Tangible common equity to tangible assets ratio (non-GAAP)	8.39%	8.41%	8.17%	7.73%	7.50%

Tangible Book Value Per Share
Tangible common equity (non-GAAP)	$172,747	$169,947	$164,518	$156,400	$151,101
Common shares outstanding, ending	9,040,967	9,025,395	9,009,209	8,989,138	8,986,696
Tangible book value per share (non-GAAP)	$19.11	$18.83	$18.26	$17.40	$16.81

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” tables for additional information and detailed calculations of adjustments.

(2) The Company is a small bank holding company under applicable regulations and guidance and is not subject to the minimum regulatory capital regulations for bank holding companies. The regulatory requirements that apply to bank holding companies that are subject to regulatory capital requirements are presented above, along with the Company's capital ratios as determined under those regulations.

(3) All ratios on March 31, 2026, are estimates and subject to change pending the Bank's filing of its Call Report. All other periods are presented as filed.

(4) Ratios are annualized.

(5) Capital ratios presented are for First Bank.

(6) The tax rate utilized in calculating the tax benefit is 21%

(7) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 21%